Exhibit 99.1

let’s talk.TM

Letter From The President

Welcome to Pacific Premier Bank. We've been saying that a lot lately. As one of the fastest growing banks in the country, we are constantly welcoming new customers that are looking for a more satisfying banking relationship.

In 2012 alone, we grew by more than 20%, surpassed $1 billion in total assets, and added another branch in Palm Desert, California, bringing our total branch network to 10 locations across Southern California. In the process, we generated the highest level of profits in our history, which further strengthened our capital position and our ability to continue supporting our growing customer base.

Due to our strong financial performance in the face of continued challenges in the economic environment, we are now recognized as one of the premier business banks in the country. BauerFinancial, the nation's leading independent bank rating service, has assigned Pacific Premier Bank their highest rating – a 5 Star or Superior Bank – in recognition of our outstanding financial strength, strong capital position and excellent liquidity.

The key to our success is a passion and total commitment to winning new customer relationships on the basis of value, flexibility, responsiveness and the consistent delivery of high quality services. At a time when so many businesses have grown frustrated with the lack of service and flexibility they are getting from the large national and regional banks, customers are choosing Pacific Premier Bank because of our competitive advantages: experienced bankers, our knowledge of the local marketplace, and our ability to respond quickly to customer needs. We have been able to differentiate ourselves with a level of personal service, responsiveness and attention to detail that results in long-term customer relationships.

We specialize in doing business with small- and middle-market businesses and professionals who need a broad range of loan, deposit and cash management products. We are confident in the value of the products and services we offer, as well as the integrity of the professionals we employ. Each member of the Pacific Premier Bank team is an extremely knowledgeable banking professional who is prepared to take the time to understand your business and offer you creative solutions to your everyday banking needs. And we offer the most advanced technology available – from online banking to merchant deposit capture – to help make managing your finances easier and give you more time to focus on running your business.

We take a lot of pride in helping our customers achieve their personal and professional financial goals. We know that when our customers do well, we do well. And it is our mission every day to find new opportunities for our customers and Pacific Premier Bank to grow together.

So if you are ready to raise your expectations about what a bank can do for your business, give us a call and Let's Talk.™

Steven R. Gardner
President and Chief Executive Officer

5-Year Operating Results

(As of and For the year ended, in millions)

	2008	2009
Total Assets	$ 740.0	$ 807.3
Total Deposits	$ 457.1	$ 618.7
Net Loans	$ 623.1	$ 566.6
Net Income (loss)	$ 0.7	$ (0.5)

Our Management Team



(from left to right):
Edward "Eddie" Wilcox, Executive Vice President and Chief Operating Officer; Kent J. Smith, Executive Vice President and Chief Financial Officer; Steven R. Gardner, President and Chief Executive Officer; Michael Karr, Executive Vice President and Chief Credit Officer.

s

2010	2011	2012	Compound Annualized Growth Rate
$ 826.8	$ 961.1	$1,173.8	12.2 %
$ 659.2	$ 828.9	$ 904.8	18.6 %
$ 555.5	$ 730.1	$ 977.9	11.9 %
$ 4.2	$ 10.6	$ 15.8	118.0 %

Named Top Performing Publicly Traded Community Bank in the United States

Pacific Premier Bancorp Inc., the holding company of Pacific Premier Bank, was named by SNL Financial as the number one performing publicly traded bank with assets between $500 million and $5.0 billion for 2012. In addition, the Bank was ranked as the second best performing community bank in the United States in SNL Financial's 2012 annual ranking of the top 100 best performing banks. SNL Financial is a leading provider of news, data and analysis in the banking sector. Let's Talk.™

$3,000,000 LOC Financing Metal Fabrication Company Santa Ana $2,500,000 Flooring LOC Equipment Rental Company Placentia $1,500,000 LOC Financing Mattress Manufacturer Commerce $619,875 SBA Financing Safety Training Agency Dana Point $500,000 LOC Financing Digital Imaging Company Garden Grove $400,000 LOC Financing Electrical Contractor Huntington Beach $15,000,000 Warehouse Line Mortgage Banker Irvine $250,000 LOC Financing Law Firm Costa Mesa $12,000,000 Warehouse Line Mortgage Banker Calabasas $100,000 SBA Financing Specialty Contractor Irvine $150,000 LOC Financing Eye Surgery Center Palm Springs $200,000 LOC Financing Medical Imaging Center Rancho Mirage $1,776,700 SBA Financing/Business Acquisition Sealant Manufacturer Irvine $1,000,000 LOC Financing Service and Installation Company Huntington Beach $480,000 SBA Financing Physical Therapy Center Palm Desert $9,770,000 Building Loan Religious Organization Fontana $1,785,000 SBA Financing Medical Office Building Rancho Mirage $3,500,000 LOC Financing Manufacturer Santa Ana $750,000 LOC Financing General Contractor Lake Elsinore $3,937,500 Building Loan Application Service Provider Costa Mesa Financing The Future For Businesses Even the smallest businesses have big plans. And often times those plans require capital. That’s where we come in. We’ve helped thousands of small businesses secure the funding they need to grow. From relatively simple solutions to innovative programs that require a resourceful approach, we will work diligently to provide the right financing option to specifically meet your objectives. Here are just a few of the businesses we’ve helped with their financing needs.

1,200,000 1,100,000 1,000,000 900,000 800,000 700,000 600,000 Business Loan Growth ($ in thousands) Business Deposit Growth ($ in thousands) Total Asset Growth ($ in thousands) $1,173,839 11’Q4 12’Q1 12’Q2 12’Q3 12’Q4 CAGR = 22.1% 240,000 180,000 120,000 60,000 0 $237,783 11’Q4 12’Q1 12’Q2 12’Q3 12’Q4 CAGR = 77.8% 500,000 400,000 300,000 200,000 100,000 0 $468,931 11’Q4 12’Q1 12’Q2 12’Q3 12’Q4 CAGR = 50.7% Growth We’re A Strong, Growing Bank That’s Committed To You! Pacific Premier Bank has a Bauer-Financial 5-Star rating. Recognized as a “Superior Bank” by the nation’s leading independent bank rating service.* We have never forgotten how we got here, which was an unwavering commitment to personal service for every one of our customers. We invite you to find out why so many business owners move to Pacific Premier. Let’s Talk.™ *As of December 2011

“I find PPB to be open, honest, very efficient and thorough. Banking should be easy, not a struggle and PPB makes banking as easy as possible. The best part, is the easy access to upper management and the instantaneous decision making. Our relationship is outstanding. It's very refreshing to have a bank that knows the community so well.” ~ Stephen J. O'Connell, MD, President and Chairman Desert Orthopedic Center “Pacific Premier Bank is a pleasure to work with for our company. Their people are professional, efficient, and highly customer service oriented. In this last year Pacific Premier has become our main bank and we could not be happier. Their on-line banking website is easy to use and flexible to handle our various needs, whether it’s wire transfers or stop notices on checks. Our company has saved on borrowing costs and accounts costs as a result of our shifting to Pacific Premier Bank. We highly recommend this bank as a great business bank.” ~ James W. Clark, Chief Financial Officer TFN Architectural Signage “We had not changed our banking relationship in forty years; then Pacific Premier Bank convinced us they could do much more. Happiness is a business decision well made...” ~ Colin West, Co-Owner Newport Stationers “After being with a large bank for over 20 years it was nice to know there was a small community bank who values customer relations and understands our needs as a nonprofit organization. Our banker helped us with a Commercial Real Estate Refinance of our Fountain Of Truth Church. We didn’t feel as if we had that “connection” with the large bank. We are in constant contact with our Pacific Premier Bank Banker and the service at the San Bernardino Branch has been exceptional. Pacific Premier Bank has been able to save us a substantial amount in fees compared to our previous bank. We look forward to a long relationship with Pacific Premier Bank.” ~ Nat Ochoa, Real Estate Administrator ~ Eddie Campa, Controller Apostolic Assembly Of The Faith In Christ Jesus Forging Strong Relationships “We consider ourselves fortunate to have an exceptional partnership with Pacific Premier Bank and its dedicated group of banking specialists. That partnership encompasses seven skating rinks and truly defines the meaning of "customer service". We have over 45 business accounts with the Bank that require constant attention. Pacific Premier not only services the accounts, but makes us feel like we are their only accounts. Although we have dealt with many other banking institutions in the past, PPB has provided incomparable customer service that we can depend on.”~ Art Trottier, The Rinks-Vice President Anaheim Jr. Ducks “One Stop Shop. Amazing customer service. Very competitive rates when refinancing our building. Personal banking with that very personal touch. Pacific Premier Bank has been and will always be our bank of choice!”~ Larry Black, Owner The Varden Hotel “We’ve been with Pacific Premier since they came to the Valley. In fact, we were with the bank they purchased. I can tell you the transition was invisible with absolutely no issues. Their service is extremely good and their operating philosophy perfectly dovetails with ours. I would recommend Pacific Premier to anyone wanting first class service, personal or business.” ~ Paul Thiel, Owner Palm Springs Motors

“In these crazy times where people say that they support small businesses, but purchase nearly everything from big box retailers, it was highly unusual, but refreshing to locate a bank that actually means what they say. Pacific Premier Bank does not have the Too Big To Fail, Too Small To Succeed attitude that the majority of financial institutions have. We’ve been very pleased with products, service and attention. To me, PPB is the only SMALL business bank in town. Thanks Pacific Premier for the help.” ~ Danny Manthis, Owner ~ Art Guilfoil, Owner Doug Douglas Motorcycles, Inc. “Pacific Premier Bank is efficient, responsive and customer service oriented. It is a pleasure doing business with them.” ~ Paulette Lombardi-Fries, President Costa Mesa Conference & Visitor Bureau “PPB is easy to deal with, they know the area. They get things done in a timely manner. Not only do the tellers know all of their customers and know each customers situation, but upper management is just as involved and accessible as the tellers. Every time I go into the branch I am greeted and I feel welcome and comfortable. We wanted a new, bigger, facility for our doctors office out in the desert and PPB helped facilitate enough credit to make that happen for us. The deal was very fast and efficient.” ~ Dorothy and Albert T. Milauskas, M.D. Milauskas Eye Institute Pacific Premier Bank Named A Sandler O’Neill 2011 All-Star In 2011, Sandler O’Neill + Partners looked at 463 banks throughout the U.S. to identify the top 25 performers in the nation. When we heard we made the list of top 25 we were ecstatic. When we learned we were one of only 2 banks on the entire West Coast we were beyond excited. It’s an honor to be an All-Star and we will continue to work hard to maintain this elite status.

A Timeline Of Key Events In Pacific Premier Bank’s Evolution 1983 1993 to 1999 2000 2002 to 2004 2005 2006 Pacific Premier Bank (originally Life Bank) was founded. Began expansion into nationwide subprime lending in 1993. By 1999 the aggressive underwriting of subprime mortgage loans resulted in losses and closer regulatory oversight that prompted a move to refocus the Bank back to more traditional banking services. Current management team was retained to transform the bank. U.S. Banker ranked Pacific Premier Bank #5 in its list of “Top 200 Publicly Traded Community Banks” (assets up to $1 billion, ranked by 3-year average ROE). Opened new full service depository branches in Co Mesa, Huntington Beach, a Los Alamitos in 2006. Opene in Ne the c Ne New The success of the Bank’s turnaround plan was noticed by investors who drove up Pacific Premier Bank’s stock by 546% in a 3-year period from 2002 to 2004. Raised $27 million of additional equity through a highly successful secondary stock offering in the fourth quarter of 2003. This capital was used to support the Bank’s growth.

2007 2008 2009 2011 e osta and ed our sixth new branch ewport Beach serving communities of Irvine, ewport Beach, and wport Coast in 2007. We did not utilize government assistance in the form of TARP funds. Converted from a federal thrift to a California-state chartered bank. Raised additional capital for the purpose of acquiring other banking institutions. 2012 2013 In April, acquired Palm Desert National Bank with $121 million in assets Named top performing publicly traded community bank in the United States by SNL Financial. Acquired First Associations Bank with $356 million in assets. Raised $37 million of equity to support organic growth and acquisitions. In February, acquired Canyon National Bank which included $209 million in assets and three full service depository branches, located in Palm Springs and Palm Desert, California. Pacific Premier Bank named a Sandler O’Neill All-Star

Financial Statement

Pacific Premier Bancorp, Inc. and Subsidiary Selected Financial Data

(dollars in thousands, except per share data)

	As of and For the Quarter Ended				
	Dec 12	**Sep 12**	**Jun 12**	**Mar 12**	**Dec 11**
Assets					
Cash and Cash Equivalents	$59,352	$58,243	$64,972	$93,649	$60,235
Investments	95,313	126,441	158,878	162,714	128,120
Net Loans	977,894	856,443	790,062	687,141	730,067
Other Assets	41,233	48,209	51,123	41,667	42,706
Total Assets	$1,173,792	$1,089,336	$1,065,035	$985,171	$961,128
Liabilities and Stockholders' Equity					
Deposits	$904,768	$895,870	$913,191	$846,717	$828,877
Borrowings	125,810	85,810	38,810	38,810	38,810
Other Liabilities	8,697	7,770	16,965	10,165	6,664
Total Liabilities	$1,039,275	$989,450	$968,966	$895,692	$874,351
Total Stockholders' Equity	134,517	99,886	96,069	89,479	86,777
Total Liabilities and Stockholders' Equity	$1,173,792	$1,089,336	$1,065,035	$985,171	$961,128
Operating Data					
Interest Income	$14,159	$13,626	$13,046	$12,116	$13,137
Interest Expense	1,538	1,772	1,764	2,075	2,177
Net Interest Income Before Provision for Loan Losses	12,621	11,854	11,282	10,041	10,960
Provision for Loan Losses	606	145	0	0	527
Net Interest Income After Provision for Loan Losses	12,015	11,709	11,282	10,041	10,433
Noninterest Income	3,194	1,910	6,529	939	257
Noninterest Expense	8,977	8,031	8,205	6,641	6,616
Income Before Income Tax Provision	6,232	5,588	9,606	4,339	4,074
Income Tax Provision	2,421	2,126	3,795	1,647	1,519
Net Income	$3,811	$3,462	$5,811	$2,692	$2,555
Share Data					
Fully Diluted Book Value Per Share	$9.75	$9.53	$9.18	$8.59	$8.34
Diluted Earnings Per Share	$0.32	$0.32	$0.55	$0.25	$0.24
Fully Diluted Shares Outstanding	14,106,982	10,827,934	10,832,934	10,645,434	10,544,126

Forward-looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Pacific Premier Bancorp, Inc. ("Company"). Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors' products and services for the Company's products and services; the impact of changes in financial services policies, laws and regulations (including the Dodd-Frank Wall Street Reform and Consumer Protection Act) and of governmental efforts to restructure the U.S. financial regulatory system; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions; changes in the level of the Company's nonperforming assets and charge-offs; oversupply of inventory and continued fluctuations in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission ("SEC"), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairments ("OTTI") of securities held by us; changes in consumer spending, borrowing and savings habits; the effects of the Company's lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company's ability to manage the risks involved in the foregoing.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2012 Annual Report on Form 10-K, as amended, of Pacific Premier Bancorp, Inc. filed with the SEC and available at the SEC's Internet site (http://www.sec.gov) and the Company's internet website (http://www.ppbi.com).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Pacific Premier Bank Business Units Whether you need to purchase equipment or inventory, refinance existing debt, or better manage your cash flow, we offer lending solutions to meet your goals. Working Capital Loans:Working capital loans can provide the funds necessary to satisfy your business’ short-term financial needs. These loans are typically secured by inventory and/or accounts receivable and are generally repaid when the collateral is converted into cash. Term Business Loans: Term business loans are an excellent source of funds to help your business acquire equipment, vehicles or other fixed assets. These loans are typically repaid over the economic life of the purchased asset, which can enable your business to preserve working capital for short term needs. Single Advance Loans: Single advance loans are short-term loans (less than one year) for a specific purpose. The funds may be used to purchase special inventory, prepay expenses, or pay year-end bonuses. These loans are generally secured by assets that are expected to be converted to cash within the loan term. Liquid Collateral Secured Loans: Liquid collateral secured loans are designed for businesses that would not ordinarily qualify for credit due to their length of business operations or highly liquid borrowers that need a loan for special needs. Typically, these loans are secured by certificates of deposit, stocks, or bonds. Owner Occupied Commercial Real Estate Loans: Pacific Premier Bank specializes in financing your owner occupied properties. We offer commercial real estate loans tailored to fit your business needs. Financing is available for purchases, debt restructure, expansion or business relocation. (continued on next page) Is It Time To Leave Wall Street For Main Street? We’re Pacific Premier Bank, locally owned and serving Southern California for over 25 years. So if you’re tired of oversized fees and impersonal service, we’re your local bank. Let’s Talk.™ Named one of the top 25 small banks in the country.* *Sandler O’Neill + Partners 2011 Bank & Thrift All Stars

PREMIER PROPERTY BANKING

With a dedicated relationship manager and industry veteran as your business partner, you can accomplish more with your existing resources and achieve real results. We fully understand the unique governance structure and financial management requirements of residential community associations. Plus, you can enjoy the confidence of collaborating with a strong financial partner with over thirty years of experience in helping businesses achieve their goals.

With a full complement of state-of-the-art community association depository services, we will collaborate with you to tailor products, services and solutions to meet the unique requirements of your association or property management company. We have the resources, skills and knowledge to build customized solutions for your unique business.

Deposit Accounts

- Operating Accounts
- Reserve Money Market Accounts
- Reserve Certificates of Deposit

Cash Management Services

- Lockbox Services
- Online Banking
- Online Payments
- Remote Capture
- Positive Pay
- Sweep Accounts

PREMIER ASSOCIATION LENDING

We are a nationwide leader in providing loans to community associations and property management companies, including condominium associations, homeowners associations, townhomes, cooperatives and planned unit developments.

Loan Benefits

- No prepayment penalty
- Competitive interest rates
- Flexible loan structures
- As direct lender, you pay no broker fee
- Expedited loan process
- Experienced lending officers with deep knowledge of the association industry

Loan Uses

- Refinance an existing loan
- Capital maintenance financing
- Acquisition financing
- Construction defect litigation financing including destructive testing, expert witness fees, and attorney fees
- Lines of credit
- Reimbursement of extraordinary litigation costs
- Renewable energy and energy efficiency projects
- Government-required building code improvement

PREMIER GOVERNMENT GUARANTEED LENDING

We offer several different government sponsored programs to give entrepreneurs and small business owners access to the funds needed for continued growth and success.

Pacific Premier Bank is a Preferred SBA Lender. The Preferred Lenders Program (PLP) is another step in SBA's process of "streamlining" the procedures necessary to provide financial assistance to the small business community. Under PLP, SBA delegates the final credit decision to these carefully selected lenders. PLP lenders are nominated based on their historical record with the agency. They must have demonstrated a proficiency in processing and servicing SBA-guaranteed loans.

We offer the following SBA Loans:

SBA 7(a) loans: The SBA 7(a) loan is the SBA's most flexible business loan program, and can be used for a variety of general business purposes such as: purchase of equipment, refinance of equipment loans, tenant improvements, business acquisitions, and working capital.

SBA 504 Loans: SBA 504 loans provide long-term, fixed-rate financing to small businesses to acquire commercial real estate or equipment for expansion and modernization. It is obtained through the assistance of a local Certified Development Company "CDC."

California Capital Access Business Loan Program: A California Capital Access Program (CalCAP) loan allows small and medium sized businesses to obtain financing which would otherwise not meet a bank's typical conventional underwriting standards.

USDA Business & Industrial (B&I) Guaranteed Loan Program: The USDA B&I Loan Program was originated to encourage the commercial financing of rural businesses, create and save rural jobs, and improve the economic and environmental climate of rural communities.

Bureau of Indian Affairs (BIA) Loan Guaranty Program: The BIA Loan Guaranty Program encourages eligible borrowers to develop viable Indian businesses through conventional lender financing. An eligible business entity must be 51% owned by Indians.

PREMIER WAREHOUSE LENDING

Pacific Premier Bank's Warehouse Lending Program offers services exclusively designed for the mortgage banking client. Our team is experienced and dedicated to delivering the highest level of customer service.

Our quality services include:

- Low Application Fees
- 24/7 Access to Your Online Warehouse Reporting Services
- Direct Live Assistance and Instant Messaging
- Competitive Interest Rates on Advances
- Bank Staff Perform All Duties, Document Preparation, and Fulfillment
- Business Strategy That Promotes our Community Bank Spirit
- Accuracy and Timelessness With Flexibility
- Wet and Dry Fundings
- No Competition. Pacific Premier Bank does not have a mortgage division, so we don't compete with you - we support you.

PREMIER INCOME PROPERTY LENDING

Owners, investors, and brokers will find financial services for income property on a direct or wholesale basis. Our real estate loan programs are flexible and can be used to finance many different property types.

A few examples of types of real-estate we finance are:

- Office
- Mixed Use
- Restaurant
- Self-Storage
- Industrial
- Owner Occupied Commercial
- Multi-Family
- Retail
- Warehouse
- Hotel/Motel
- Land



Rock Solid

Unlike many of our banking competitors, we were prepared financially and operationally for these turbulent times. This is why we will never stop looking for opportunities to establish new relationships and lend money to businesses.

We invite you to find out why so many business owners move to Pacific Premier Bank. Our Bankers listen to what matters most to you and your business. Let's Talk.™

Products & Services

Pacific Premier Bank specializes in business products and services, providing deposit and cash management services, payment solutions, and a broad array of lending products. We understand that this is not a "one size fits all" environment and every business is unique. This is why our dedicated Business Bankers take the time to listen to their assigned client, learn more about their business, and help them reach their business goals. We want your business to grow as much as we want our business to grow!

Cash Management & Online Banking Services

- Sweep Accounts
- E-Wire Services
- ACH Origination
- Remote Deposit
- E-Statements
- Positive Pay
- Business Online Banking
- Lockbox Services

Additional Business Services & Conveniences

- Courier Services
- Night Depository
- Merchant Services
- Payroll Services
- VIP Group Banking

Building Our Reputation In Our Community As we expand our banking presence, we want to touch our communities with the real essence of our corporation – people who care. Our bankers, staff, and their families are out in the community, helping schools, charities, and other beneficial non-profit organizations raise funds and provide worthwhile services. We stay actively involved in many community organizations and events, thus building on Pacific Premier Bank’s reputation within our local communities. Some of the organizations we support with our volunteer efforts and financial contributions include: AIDS Assistance Program American Family Housing Anaheim Jr. Ducks Hockey Club Annual Benefit Trap Shoot ASA Charter School Athletic Sports Fund of America Banking on Our Future – Operation Hope Beach City Lightning Ice Hockey Beckman Baseball Boosters Big Brothers/Big Sisters of The Desert Boys & Girls Club of Huntington Valley Casa Ramona, Inc. Casa Youth Shelter Children’s Fund CHOC Children’s Hospital Colette’s Children’s Home Community Investment Corporation Cypress Community Festival Desert AIDS Project Desert Alzheimer’s Walk Desert ARC Humana Challenge Kids Night Out Anaheim Ducks Kiwanis, Los Alamitos High School Mater Dei Catholic High School Newport Harbor Educational Foundation Ocean Institute Opis Network Orange Coast College Scholarship Palm Springs Opera Guild Palm Springs Pride Palm Springs Rotary Pop Warner Football Precious Life Professional Firefighters Association Project Self-Sufficiency Foundation Roof Raisers Safe House Safety Employee Benefits Santa Claus INC. Savannah Organic Ranch – Pediatric Cancer Research Second Harvest Food Bank Single American Family Housing Soroptimist International of Huntington Beach The Cathedral City Police Department The Jewish Federation The Susan G. Komen Cancer Foundation The United Way of the Desert Tour de Palm Springs Wings, Wheels & Rotors Expo Woodbridge High School YMCA

Corporate Information & Locations



Los Angeles
San Bernardino
Los Alamitos
Seal Beach
Palm Springs (2)
Huntington Beach
Palm Desert (2)
Irvine
Newport Beach

Corporate Headquarters
17901 Von Karman Avenue
Suite 1200
Irvine, CA 92614
949.864.8000
888.388.5433 (Toll Free)

Huntington Beach
19011 Magnolia Street
Huntington Beach, CA 92646
714.593.6940

Irvine
17901 Von Karman Avenue
Suite 200
Irvine, CA 92614
949.864.8010

Los Alamitos
4957 Katella Avenue
Los Alamitos, CA 90720
714.484.1300

Newport Beach
4667 MacArthur Boulevard
Newport Beach, CA 92660
949.251.0534

Palm Desert-Country Club
74-150 Country Club Drive
Palm Desert, CA 92260
760.776.1500

Palm Desert-El Paseo
73-745 El Paseo
Palm Desert, CA 92260
760.469.4718

Palm Springs-Smoke Tree
1711 E. Palm Canyon Drive
Palm Springs, CA 92264
760.325.4442

Palm Springs-Tahquitz
901 E. Tahquitz Canyon Way
Palm Springs, CA 92262
760.327.3334

San Bernardino
1598 E. Highland Avenue
San Bernardino, CA 92404
909.886.9751

Seal Beach
13928 Seal Beach Boulevard
Seal Beach, CA 90740
562.430.0424

Contact Information

Pacific Premier Bancorp, Inc.
17901 Von Karman Avenue
Suite 1200
Irvine, CA 92614
949.864.8000
ksmith@ppbi.com



Board of Directors

Chairman
Jeff C. Jones
Managing Partner
Frazer, LLP

Steven R. Gardner
President & Chief Executive Officer
Pacific Premier Bank/
Pacific Premier Bancorp, Inc.

Kenneth A. Boudreau
Management Consultant

John J. Carona
Chief Executive Officer
Associations, Inc.

Joseph L. Garrett
Principal
Garrett, McAuley & Co

John D. Goddard
CPA/Consultant

Michael L. McKennon
Founding and Managing Partner
dbbmckennon

Senior Management

Pacific Premier Bancorp, Inc.
& Pacific Premier Bank

Steven R. Gardner
President & Chief Executive Officer

Eddie Wilcox
Executive Vice President
& Chief Operating Officer

Kent J. Smith
Executive Vice President, Chief Financial Officer & Corporate Secretary

Michael Karr
Executive Vice President & Chief Credit Officer

Tom Rice
Executive Vice President & Chief Risk Officer

Corporate Headquarters 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614 949.864.8000 • www.ppbi.com LET’S TALK.TM